================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

                           Filed by the Registrant [_]
                 Filed by a Party other than the Registrant [X]

         Check the appropriate box:

    [_]  Preliminary Proxy Statement
    [_]  Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
    [_]  Definitive Proxy Statement
    [_]  Definitive Additional Materials
    [X]  Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  RYERSON INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.
                                       AND
            HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:__________
    2) Aggregate number of securities to which transaction applies:_______________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):__________________________
    4) Proposed maximum aggregate value of transaction:_________________________
    5) Total fee paid:__________________________________________________________
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:__________________________________________________
    2) Form, Schedule or Registration Statement No.:____________________________
    3) Filing Party:
    4) Date Filed:_______________________________________________

================================================================================

The following press release was issued by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. on June 28, 2007.


P R E S S   R E L E A S E
-------------------------------------------------------------------------------
               HARBINGER CAPITAL PARTNERS FILES PRELIMINARY PROXY
       MATERIALS TO ELECT SEVEN NOMINEES TO RYERSON'S BOARD OF DIRECTORS


          PROPOSES SLATE OF HIGHLY QUALIFIED AND INDEPENDENT NOMINEES

-------------------------------------------------------------------------------

NEW YORK, JUNE 28, 2007 - Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, "Harbinger") today announced that it has filed with the Securities and Exchange Commission preliminary proxy materials in connection with its nomination of seven highly qualified and independent candidates for election to the Board of Directors of Ryerson Inc. (NYSE: RYI) at the Company's 2007 Annual Meeting. The meeting is to be held on August 23, 2007, at 8:00 a.m., Central Time, at the Conrad Hotel, 521 N. Rush Street, Chicago, Illinois. Harbinger's nominees include Mr. Keith E. Butler, Mr. Eugene I. Davis, Mr. Daniel W. Dienst, Mr. Richard Kochersperger, Mr. Larry J. Liebovich, Mr. Gerald Morris and Mr. Allen Ritchie.

Larry Clark, Managing Director of Harbinger Capital Partners, said: "We are excited that shareholders will at last have the opportunity to vote in favor of individuals with the experience, perspective and discipline necessary to guide Ryerson and help the Company achieve its full potential. In spite of an industry-leading position and the tailwind of global consolidation in the steel industry, Ryerson has significantly lagged its peers in profitability and efficiency. We believe that the focus on execution each of our candidates brings to Ryerson will be one of the critical elements of reinvigorating this underperforming franchise. We are confident that Ryerson's shareholders, employees, suppliers and customers will share our excitement as they learn more about these individuals in the coming weeks."

Clark added, "The Company delayed its Annual Meeting on the basis that the Board was reviewing strategic alternatives but there has been no update on this initiative. Our assembled slate of highly qualified, independent nominees, if elected to serve on the Board, is collectively committed to taking all actions necessary to improve the Company's business operations and create value for all stockholders. The Harbinger slate brings together a group of nominees with an invaluable range of experience and expertise, from veterans of the metal services and related industries to specialists in logistics, distribution, corporate restructuring and finance. We believe that these nominees will be able to focus Ryerson's management team on the execution of its business plan with the goal of materially improving the Company's financial performance and future prospects for value creation."

Harbinger is the beneficial holder of approximately 9.6 percent of Ryerson's outstanding shares. Its slate of seven director nominees includes:

Keith E. Butler           Mr. Butler,  53, is the sole owner of BCS Placements,
                          LLC, an NASD registered broker dealer that focuses on
                          raising private equity from institutional  investors.
                          Prior to  launching  BCS,  Mr.  Butler  worked  as an
                          investment  banker for more than 20 years.  His firms
                          included  Alex.Brown,  PaineWebber and, until the end
                          of  2003,   UBS.  Mr.   Butler's  focus  was  on  the
                          transportation   sector  (air,  shipping  and  rail),
                          including the financing of freighter aircraft. Before
                          PaineWebber   merged  with  UBS,  Mr.  Butler  was  a
                          Managing  Director at PaineWebber,  where he launched
                          and built the first structured  finance product group
                          for transportation  assets, and Alex.Brown,  where he
                          initiated  the  transportation  debt  practice.   Mr.
                          Butler is a member of the Board, and a member of the Audit Committee, of Atlas Air Worldwide Holdings,
                          Inc.

Eugene I. Davis           Mr.  Davis,  52, is the Chairman and Chief  Executive
                          Officer  of  PIRINATE   Consulting   Group,   LLC,  a
                          privately  held  consulting   firm   specializing  in
                          turn-around   management,   merger  and   acquisition
                          consulting,  proxy  contests and  strategic  planning
                          advisory  services  for  domestic  and  international
                          public and private business  entities.  Since forming
                          PIRINATE in 1997,  Mr.  Davis has  advised,  managed,
                          sold,   liquidated   and/or  acted  in  an  executive
                          capacity  for  a  number  of  businesses,   including
                          companies operating in the metals, transportation and
                          logistics   sectors.   Mr.   Davis  served  as  Chief
                          Restructuring  Officer of RBX  Industries,  Inc. from
                          January to  September  2001 and as Chairman and Chief
                          Executive Officer from September 2001 until 2004. Mr.
                          Davis has served as Chief Executive Officer of Golden
                          Northwest Aluminum, Inc. since May 2005.

                          Prior to forming PIRINATE, Mr. Davis served as President, Vice-Chairman and Director of Emerson Radio Corp, and CEO and Vice-Chairman of Sport Supply Group, Inc. Mr. Davis began his career as an attorney and international negotiator with Exxon Corp. and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms where he specialized in corporate/securities law, international transactions and restructuring advisory.

                          Mr. Davis currently serves as Chairman of the Board of Directors for Atlas Air Worldwide Holdings, Inc. and Foamex, Inc. Mr. Davis is also a director for Knology Broadband, Inc., American Commercial Lines, Inc., Footstar Inc., PRG Shultz International, Inc., Ion Media Networks, Inc., Delta Air Lines, Inc. and Viskase Companies Inc. Mr. Davis is a former director of Metals USA, Inc.

Daniel W. Dienst          Mr.  Dienst,  41, has served as the  Chairman  of the
                          Board of Metal  Management,  Inc., one of the largest
                          full service  metals  recyclers in the United States,
                          since April 2003, as that company's  Chief  Executive
                          Officer  since   January  2004,  as  that   company's
                          President  since  September  2004 and as a member  of
                          that  company's  Board since  2001.  From May 2000 to
                          January 2004, Mr. Dienst served as Managing  Director
                          of the Corporate and Leveraged  Finance Group of CIBC
                          World Markets Corp., a diversified  global  financial
                          services firm.  From January 1999 through April 2000,
                          Mr. Dienst held various  positions  within CIBC World
                          Markets,  including  Executive  Director  of the High
                          Yield/Financial  Restructuring  Group.  From  October
                          1995 to March  1998,  Mr.  Dienst  served in  various
                          capacities  with  Jefferies  &  Company,  Inc.,  most
                          recently   as   its   Vice    President,    Corporate
                          Finance/Restructurings. Mr. Dienst previously served as the non-executive Chairman of the Board of Metals
                          USA, Inc.

Richard Kochersperger     Mr.  Kochersperger,  57, is the  Director of the Food
                          Marketing Group, a virtual  educational  resource for
                          the food industry. Previously, he was the Director of
                          the  Center  for Food  Marketing  at  Saint  Joseph's
                          University and, until August 2007, Mr.  Kochersperger
                          will  be  Associate   Professor  at  Saint   Joseph's
                          University  in the  Food  Marketing  Department.  Mr.
                          Kochersperger has designed and implemented  Executive
                          Education programs for several leading companies including Albertsons/ACME, Tengelmann, A&P, Ferrero,
                          Fleming,  McCormick and the USDA Cochran  Fellowship.
                          He is the author of several books on Food Logistics and he produces the Annual Food Industry Logistics
                          Benchmark for Food Distributors International.

Larry J. Liebovich        Currently  retired  after 33 years  of  service,  Mr.
                          Liebovich,  58, is the former  President of Liebovich
                          Steel & Aluminum Company. Currently, Mr. Liebovich serves on the Board of Directors of a private service center company, is a freelance consultant and is the author of "Metal Distribution My Way".

Gerald Morris             Mr.  Morris,  74, has served as  President  and Chief
                          Executive Officer of Intalite  International  N.V., a
                          diversified    holding   company   with   investments
                          primarily in the metals fabrication industry, for over 30 years. Mr. Morris is also a director of Metal
                          Management,  Inc and is a former  director  of Metals
                          USA, Inc.

Allen Ritchie             Mr. Ritchie,  49, is currently  Senior Vice President
                          and  Chief  Financial  Officer  of Altec  Industries,
                          Inc.,  a  privately-held  provider of  equipment  and
                          services to the electric utility,  telecommunications
                          and contractor markets. The company provides products
                          and services in over 100 countries  around the world.
                          From  August  2001  until   November   2006,  he  was
                          Executive vice President and Chief Financial  Officer
                          of  Protective  Life   Corporation.   Before  joining
                          Protective Life, Mr. Ritchie held a number of senior management roles with AGCO Corporation from 1991 to 1997 and Per-Se Technologies, Inc. from 1998 to 2000.


ABOUT HARBINGER CAPITAL PARTNERS

The Harbinger Capital Partners investment team located in New York City manages in excess of $8 billion in capital through two complementary strategies. Harbinger Capital Partners Master Fund I, Ltd. is focused on restructurings, liquidations, event-driven situations, turnarounds and capital structure arbitrage, including both long and short positions in highly leveraged and financially distressed companies. Harbinger Capital Partners Special Situations Fund, L.P. is focused on medium to long-term equity investments with a primarily long bias, with flexibility to use other investment strategies and types of securities when attractive opportunities arise.

Investor contact:
Harbert Management Corporation - John McCullough - 205-987-5576

Media contact:
Sard Verbinnen & Co - Dan Gagnier or Shannon Provost - 212-687-8080


ADDITIONAL INFORMATION

Harbinger has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with the Ryerson Inc. 2007 Annual Meeting of Stockholders. Stockholders are advised to read the preliminary proxy statement and to read Harbinger's definitive proxy statement and other documents relating to the solicitation of proxies by Harbinger when they become available because they contain, and will contain, important information, including information relating to the participants in such proxy solicitation. When completed, a definitive proxy statement and a form of proxy will be mailed to stockholders of Ryerson Inc. The preliminary proxy statement, the definitive proxy statement and other documents relating to the solicitation of proxies by Harbinger will be available at no charge at the website of the Securities and Exchange Commission at http://www.sec.gov.


                                     # # #